Exhibit 99.1

The following is a transcript of a portion of a conference call held by Gaylord Entertainment Company (the “Company”) on August 7, 2012 to discuss the Company’s results for the quarter ended June 30, 2012:

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Colin Reed: I will then . . . provide an update on our REIT conversion process that we announced earlier this quarter.

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Colin Reed: Now let me turn to the news that I think distinguished our quarter. As you all know, on May 31 we announced an agreement to sell the Gaylord Hotels brand and the rights to manage our four resort and convention hotels to Marriott for $210 million in cash. Once the sale is completed, we will continue to own our hotel properties and other businesses such as the iconic Grand Ole Opry and our other attractions and will restructure our business operations to facilitate our election to be treated as a real estate investment trust or REIT effective January 1, 2013. This decision followed an extremely thorough months-long review of potential options, which looked at multiple scenarios, including the outright sale of the Company. At this stage, we are confident that given where the industry sits in the hospitality recovery cycle, the REIT structure represents the best pathway to realize the long-term value of our business and to position the Company for continued growth.

We are also excited to be partnering with Marriott, an organization that consistently receives the industry’s highest praise among group customers and meeting planners and shares our commitment to provide a distinctive guest experience in creating a culture of excellence among employees. The opportunity to realize substantial cost savings and revenue enhancements due to Marriott’s scale and reach in the global hospitality industry was also a critical factor in our decision as was our belief that Marriott will be able to drive additional transient demand to our properties through their expansive sales force and the attractiveness of their Marriott Rewards Loyalty Program that will build upon the programs that we already have in place on our side of the business such as our DreamWorks partnership and our expansive holiday offerings.

To provide an update on the conversion process, everything has been progressing according to schedule, and we are working very hard every day with Marriott and the teams from Marriott to finalize that organizational structure and put the right systems and personnel plans in place. We are still on target to transition management of the hotels to Marriott on October 1 of this year and are particularly concentrating to ensure that the IT systems, sales and marketing and employment functions are all finalized by that date.

Last week we filed a preliminary proxy statement prospectus with the SEC to be used in connection with our special meeting of stockholders to be held on September 19, and we hope to finalize the proxy statement prospectus over the next several days.

Once the Marriott sale and REIT conversion are complete, we believe our Company will emerge as a very attractive, low leverage, high FFO, high dividend paying company that has the resources to grow. Our focus on the group and meeting segment will also mean that we have a unique position and value proposition within the hospitality REIT space.

In time, we will also begin pursuing external acquisition opportunities that make sense for our new REIT, and we believe this represents an attractive return on capital opportunity. Once the conversion has been completed, we will be able to offer more insight into these pursuits, but as always, we will be cautious and not undertake any transaction that is not in the best interest of our shareholders.

Regarding our proposed development in Aurora, Colorado, as we have stated previously, when we made this announcement at the end of May, as a REIT, we will no longer view large scale development as a means for growth, and we will not be proceeding with the Colorado project in the form previously anticipated. We will use the coming months to examine how the project can be completed with minimum financial commitment by our Company through the development phase. We will discuss these plans more so once the conversion process is completed. But, suffice to say, that we will be prudent in these pursuits and not undertake any transactions that are not in the best interests of our shareholders.

In closing, we are excited about what the future will hold for our Company once the conversion process is concluded. Right now we are focused on successfully completing this process in the fourth quarter, while continuing to deliver solid results at our existing hotels.

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